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                                                                    Exhibit 23.3




Consent of Ernst & Young AB Independent Public Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-4) and related Prospectus of Telia AB and to the use of our report dated February 18, 2002, with respect to the consolidated financial statements and schedules of Telia AB for each of the years in the three year period ended December 31, 2001, included in the Registration Statement and related Prospectus filed with the Securities and Exchange Commission.

                                Ernst & Young AB



                                /s/ Torsten Lyth
                                  Torsten Lyth
                          Authorized Public Accountant


Stockholm, Sweden


September 30, 2002